CONSENT

        We hereby consent to the use of our name under the caption "Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 33-37928) filed under the Securities Act of 1933 and Amendment No. 22 under the Investment Company Act of 1940.


BALLARD SPAHR ANDREWS & INGERSOLL, LLP

October 23, 2001